Exhibit 99.1

Contacts
Zhone Investor Relations:	Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 760.814.8194
Fax: +1 510.777.7001	E: carla.vallone@portavocepr.com
E: investor-relations@zhone.com

Zhone Technologies Reports Second Quarter 2016 Financial Results

Oakland, CA - July 21, 2016 - Zhone Technologies, Inc. (NASDAQ: ZHNE), a global leader in the fiber access market, today reported its financial results for the quarter ended June 30, 2016.

Revenue for the second quarter of 2016 was $22.6 million, compared to $20.6 million for the first quarter of 2016 and $27.5 million for the second quarter of 2015. Net loss for the second quarter of 2016, calculated in accordance with generally accepted accounting principles (“GAAP”), was $1.6 million or $0.05 per share compared with net loss of $3.4 million or $0.10 per share for the first quarter of 2016 and net loss of $0.4 million or $0.01 per share for the second quarter of 2015. Adjusted earnings before stock-based compensation, interest, taxes, depreciation and merger transaction costs (“adjusted EBITDA”) was an adjusted EBITDA loss of $0.1 million for the second quarter of 2016, compared to an adjusted EBITDA loss of $0.7 million for the first quarter of 2016 and an adjusted EBITDA profit of $0.1 million for the second quarter of 2015.

"The changes we made over the past two years are beginning to bear fruit in 2016 and will create sustainable revenue growth and profitability for the future," stated Jim Norrod, Zhone's chief executive officer. "Despite the impending transaction, we continue to maintain focus on our stand alone financial performance and are driving the initiatives that will create revenue growth and margin expansion, while maintaining cost efficiencies."

Cash and cash equivalents at June 30, 2016 were $8.3 million compared to $10.1 million at December 31, 2015.

Zhone will conduct a conference call and audio webcast today, July 21, 2016, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its second quarter 2016 results. This call is open to the public by dialing +1 (888) 306-9369 for U.S. callers and +1 (503) 406-4059 for international callers, and then entering passcode 45192181. The audio webcast will be simultaneously available on the Investor Relations section of Zhone's website at http://www.zhone.com/investors/.

A recording of the conference call will be available after the original call by dialing +1 (855) 859-2056 for U.S. callers and +1 (404) 537-3406 for international callers, and then entering passcode 45192181. An audio webcast recording will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures
To supplement Zhone's consolidated financial statements presented in accordance with GAAP, Zhone uses adjusted EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone's past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance, including the Company's ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net income calculated on a GAAP basis and adjusted EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss).
About Zhone Technologies
Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in fiber access transformation for service provider and enterprise networks, serving more than 750 of the world's most innovative network operators. The IP Zhone is the only solution that enables service providers to build the network of the future today, supporting end-to-end Voice, Data, Entertainment, Social Media, Business, Mobile Backhaul and Mobility service. Zhone is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. Zhone is headquartered in California and its products are manufactured in the USA in a facility that is emission, waste-water and CFC free.

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to financial estimates; projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of the Company's products; intense competition in the communications equipment market; the Company's ability to execute on its strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company's SEC filings available at www.sec.gov, including without limitation, the Company's annual report on Form 10-K for the year ended December 31, 2015 and the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2016. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net revenue	$22,599	$20,599	$27,493	$43,198	$54,615
Cost of revenue	13,831	12,347	17,268	26,178	34,215
Stock-based compensation	1	1	1	2	5
Gross profit	8,767	8,251	10,224	17,018	20,395
Operating expenses:
Research and product development (1)	3,422	3,558	3,942	6,980	7,992
Sales and marketing (1)	3,884	3,802	4,387	7,686	8,769
General and administrative (1)	3,099	4,253	2,208	7,352	4,485
Total operating expenses	10,405	11,613	10,537	22,018	21,246
Operating loss	(1,638)	(3,362)	(313)	(5,000)	(851)
Interest income (expense), net	3	(5)	(16)	(2)	(69)
Other income (expense), net	25	(36)	(15)	(11)	(4)
Loss before income taxes	(1,610)	(3,403)	(344)	(5,013)	(924)
Income tax provision	31	29	22	60	44
Net loss	$(1,641)	$(3,432)	$(366)	$(5,073)	$(968)
Other comprehensive income (loss)	19	(35)	18	(16)	(71)
Comprehensive loss	$(1,622)	$(3,467)	$(348)	$(5,089)	$(1,039)
Weighted average shares outstanding
Basic	33,847	33,841	32,665	33,844	32,635
Diluted	33,847	33,841	32,665	33,844	32,635
Earnings per common share
Basic	$(0.05)	$(0.10)	$(0.01)	$(0.15)	$(0.03)
Diluted	$(0.05)	$(0.10)	$(0.01)	$(0.15)	$(0.03)
(1) Amounts include stock-based compensation costs as follows:
Research and product development	$13	$13	$13	$26	$26
Sales and marketing	25	26	24	51	49
General and administrative	59	2,496	262	2,555	393
	$97	$2,535	$299	$2,632	$468
GAAP net loss	$(1,641)	$(3,432)	$(366)	$(5,073)	$(968)
Stock-based compensation	98	2,536	300	2,634	473
Interest expense	1	8	18	9	73
Income taxes	31	29	22	60	44
Depreciation	179	191	174	370	384
Merger transaction costs	1,247	—	—	1,247	—
Non-GAAP Adjusted EBITDA	$(85)	$(668)	$148	$(753)	$6

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$8,335	$10,113
Accounts receivable	26,536	28,209
Inventories	14,449	14,802
Prepaid expenses and other current assets	2,530	1,914
Total current assets	51,850	55,038
Property and equipment, net	4,383	1,358
Other assets	249	249
Total assets	$56,482	$56,645
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,487	$10,053
Line of credit	2,000	5,000
Accrued and other liabilities	6,272	5,742
Total current liabilities	21,759	20,795
Other long-term liabilities	2,992	1,693
Total liabilities	24,751	22,488
Stockholders’ equity:
Common stock	34	34
Additional paid-in capital	1,080,122	1,077,459
Other comprehensive loss	(372)	(356)
Accumulated deficit	(1,048,053)	(1,042,980)
Total stockholders’ equity	31,731	34,157
Total liabilities and stockholders’ equity	$56,482	$56,645

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